UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): May 1, 2014
___________________________

CHURCH & DWIGHT CO., INC.
(Exact Name of Registrant as Specified in its Charter)
__________________________

Delaware	1-10585	13-4996950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Charles Ewing Boulevard, Ewing, New Jersey	08628
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 806-1200
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote  of Security Holders.

The proposals submitted by the Company’s Board of Directors to a vote of stockholders at the Annual Meeting, and the final results of the voting on each proposal, are noted below.

 Proposal No. 1 — Election of Directors

The following nominees were elected by stockholders to serve on the Company’s Board of Directors for a term of three years each:

Nominees	For	Against	Abstain	Broker Non-Votes
James R. Craigie	98,074,378	5,691,421	1,237,178	13,453,191
Robert D. LeBlanc	101,528,316	3,293,464	181,197	13,453,191
Janet S. Vergis	104,093,206	756,233	153,538	13,453,191

Proposal No. 2 — Advisory Vote on Compensation of Named Executive Officers

The stockholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s proxy statement for the 2014 Annual Meeting of Stockholders. The result of the advisory vote is set forth below:

For	Against	Abstain	Broker Non-Votes
100,592,826	3,214,990	1,195,161	13,453,191

Proposal No. 3 — Ratification of the Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the Company’s 2014 consolidated financial statements. The voting results on the proposal were as follows:

For	Against	Abstain
116,226,941	2,016,290	212,937

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC.

Date:	May 2, 2014	By:	/s/ Patrick de Maynadier
		Name:	Patrick de Maynadier
		Title:	Executive Vice President, General Counsel and Secretary